UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026 (June 30, 2026)

STAGEWISE STRATEGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-275731	61-2108075
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

c/o Tourism and Entertainment Group, LLC

64/2 Mahtumquili Street

Yashnobod District 100000

Tashkent City, Republic of Uzbekistan

(Address, including Zip Code, and Telephone Number,

including Area Code, of Registrant's Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2026, StageWise Strategies Corp., a Nevada corporation (the “Company”), entered into a Share Subscription Agreement (the “Subscription Agreement”) with Jakhongir Abidovich Artikkhodjaev (the “Subscriber”), a controlling shareholder of the Company who currently owns approximately 74.2% of the issued and outstanding shares of common stock, par value $0.001 of the Company (the “Common Stock”), prior to giving effect to the issuance of shares of Common Stock contemplated by the Subscription Agreement.

Pursuant to the Subscription Agreement, the Company agreed to issue and sell to the Subscriber, and the Subscriber agreed to purchase, 1,000,000 shares of the Company’s Common Stock (the “Shares”), for an aggregate purchase price of $250,000 (the “Purchase Price”). On June 30, 2026, a payment of $44,500 was deposited into the Company’s bank account, and the Company expects to receive the remaining $205,500 on or before July 31, 2026. The Company will issue the Shares to the Subscriber upon receipt of the full $250,000 Purchase Price.

The Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended (the “Securities Act”), and certificates or book entries representing the Shares will bear an appropriate restrictive legend. The Subscriber has agreed not to offer, sell, pledge or otherwise transfer the Shares except pursuant to an effective registration statement under the Securities Act or an available exemption from registration. The Subscription Agreement contains customary representations and warranties of the Company and the Subscriber, including that the Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, is acquiring the Shares for the Subscriber’s own account for investment purposes only and not with a view to distribution, and did not make an investment decision as a result of any general solicitation or general advertising. No broker, finder or other financial consultant acted on behalf of either party in connection with the Subscription Agreement or the transactions contemplated thereby. The Subscription Agreement is governed by the laws of the State of Nevada.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Shares described in Item 1.01 have not been registered under the Securities Act and will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering. The Subscriber has represented that he is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, that it is acquiring the Shares for investment purposes for his own account and not with a view to any distribution thereof, and that he did not make an investment decision as a result of any general solicitation or general advertising. The Shares will be subject to transfer restrictions and will bear an appropriate restrictive legend under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Share Subscription Agreement, dated as of June 30, 2026, by and between Jakhongir Abidovich Artikkhodjaev and the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2026

STAGEWISE STRATEGIES CORP.

By:	/s/ Temur Zokirov
Name:	Temur Zokirov
Title:	Chief Financial Officer

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